Exhibit 99.1

                               Corporate & financial news release

SCOTT’S LIQUID GOLD-INC. REPORTS FIRST QUARTER RESULTS

First Quarter 2022 Highlights:

•	First quarter 2022 net sales of $5.8 million vs. $9.4 million in 2021
•	Net loss of $0.5 million in Q1 2022 vs. $0.3 million in 2021

GREENWOOD VILLAGE, COLORADO – May 10, 2022 – Scott’s Liquid Gold-Inc. (OTC: SLGD) today announced results for the three months ended March 31, 2022.

First Quarter Financial Results

In the first quarter of 2022, net sales decreased due to the sale of the Dryel brand and the conclusion of our agreement to distribute Batiste products, which collectively represented $2.5 million in sales in the first quarter of 2021. BIZ sales declined due to supply chain issues with our powder booster products. Sales of our Alpha Skin Care products decreased due to the lockdowns in China, which impacted our ability to export those products. Our Kids N Pets and Messy Pet brands experienced slight increases in sales versus the first quarter of 2021 due to targeted marketing efforts.

Our net loss of $0.5 million was primarily driven by amortization of intangible assets, interest expense, and continued inflationary impacts associated with the manufacture and distribution of our products. In addition to high logistics-related expenses, the rising cost of fuel negatively impacted our inbound and outbound transportation rates.

Management Commentary

“We are proud of our team for their efforts to help mitigate the volatile and challenging environment,” said Tisha Pedrazzini, President of Scott’s. “While inflation continues to impact operating costs and supply chain remains uncertain, we’ve launched new line extensions that we believe set the foundation to deliver on our future growth plans. We continue to focus on both sales growth initiatives and cost structure efficiencies to drive profit improvements in the short and long term.”

Exhibit 99.1

SCOTT’S LIQUID GOLD-INC. & SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
Net sales	$5,790	$8,844
Cost of sales	2,856	4,840
Gross Profit	2,934	4,004

Operating expenses:
Advertising	135	159
Selling	2,204	2,415
General and administrative	791	1,285
Intangible asset amortization	105	265
Total operating expenses	3,235	4,124
Loss from operations	(301)	(120)

Interest expense	(150)	(35)
Loss before income taxes and discontinued operations	(451)	(155)
Income tax benefit	-	41
Loss from continuing operations	(451)	(114)
Loss from discontinued operations, net of taxes	-	(166)
Net loss	$(451)	$(280)

Basic and diluted net loss per common shares:
Loss from continuing operations	$(0.04)	$(0.01)
Loss from discontinued operations	$-	$(0.01)
Net loss	$(0.04)	$(0.02)

Weighted average shares outstanding:
Basic and diluted	12,739	12,618

SCOTT’S LIQUID GOLD-INC. & SUBSIDIARIES

Consolidated Balance Sheets

(in thousands, except par value amounts)

	March 31,	December 31,
	2022	2021

Assets
Current assets:
Cash	$22	$770
Restricted cash	375	500
Accounts receivable, net	2,399	3,516
Inventories	6,174	5,677
Income taxes receivable	320	320
Prepaid expenses	422	436
Total current assets	9,712	11,219

Property and equipment, net	5	7
Goodwill	1,710	1,710
Intangible assets, net	5,153	5,160
Operating lease right-of-use assets	2,675	2,735
Other assets	38	38
Total assets	$19,293	$20,869

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$2,289	$2,647
Accrued expenses	693	747
Current portion of long-term debt	840	1,000
Operating lease liabilities, current portion	259	251
Total current liabilities	4,081	4,645

Long-term debt, net of current portion and debt issuance costs	1,321	1,876
Operating lease liabilities, net of current	2,711	2,780
Other liabilities	27	27
Total liabilities	8,140	9,328

Shareholders’ equity:
Preferred stock, no par value, authorized 20,000 shares; no shares issued and outstanding	-	-
Common stock; $0.10 par value, authorized 50,000 shares; issued and outstanding 12,749 shares (2022) and 12,727 shares (2021)	1,275	1,273
Capital in excess of par	7,850	7,789
Retained earnings	2,028	2,479
Total shareholders’ equity	11,153	11,541
Total liabilities and shareholders’ equity	$19,293	$20,869

SCOTT’S LIQUID GOLD-INC. & SUBSIDIARIES

Consolidated Statements of Cash Flows

(in thousands)

	March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(451)	$(280)
Adjustments to reconcile net loss to net cash (used) provided by operating activities:
Depreciation and amortization	164	453
Stock-based compensation	63	69
Deferred income taxes	-	(97)
Change in operating assets and liabilities:
Accounts receivable	1,117	(860)
Inventories	(497)	(738)
Prepaid expenses and other assets	14	146
Accounts payable, accrued expenses, and other liabilities	(414)	1,653
Total adjustments to net loss	447	626
Net cash (used) provided by operating activities	(4)	346

Cash flows from investing activities:
Purchase of software	(99)	-
Net cash used in investing activities	(99)	-

Cash flows from financing activities:
Proceeds from revolving credit facility	8,379	8,730
Repayments of revolving credit facility	(7,899)	(8,830)
Repayments of term loan	(1,250)	(250)
Net cash used in financing activities	(770)	(350)

Net decrease in cash	(873)	(4)

Cash and restricted cash, beginning of period	1,270	5
Cash and restricted cash, end of period	$397	$1

Cash and restricted cash, end of period associated with discontinued operations	$-	$-
Cash and restricted cash, end of period associated with continuing operations	$397	$1

Supplemental disclosures:
Cash paid during the period for interest	$95	$86

Note Regarding Forward-Looking Statements

This news release may contain "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "assumptions," "target," "guidance," “strategy,” "outlook," "plans," "projection," "may," "will," "would," "expect," "intend," "estimate," "anticipate," "believe”, "potential," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology.

Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and the Company's subsequent Quarterly Reports on Form 10-Q and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent filings with the Securities and Exchange Commission.

About Scott’s Liquid Gold-Inc.

Scott’s Liquid Gold-Inc. (SLG-Inc.) is a leading manufacturer and marketer of consumer products sold nationally and internationally to retail channels over the last 70 years. SLG-Inc. markets and distributes some of the most trusted and recognized consumer brand names, including its namesake wood cleaning products; Alpha Skin Care®; Kids N Pets®; Messy Pet®; BIZ®; Denorex®; Prell® and other brands.

Investor Relations Contact:

David Arndt

Chief Financial Officer

303.576.6027